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                                                                  Exhibit (10)i.

                                 SUPERVALU INC.

              EXECUTIVE POST-RETIREMENT SURVIVOR BENEFIT PROGRAM

         THIS AGREEMENT, made and entered into this _____ day of _______, 19__, by and between ___________________________, a resident of ____________
("Executive"), and SUPERVALU INC., A Delaware corporation, (the "Company").

         WITNESSETH:

         WHEREAS, there is presently in effect the SUPERVALU INC. Executive Post-Retirement Survivor Benefit Program (the "Program"); under the Program, no employee has the right to any benefit of any kind unless, and until, the Company and the Executive enter into a written agreement and, therefore, this Agreement is entered into pursuant to the Program; and

         WHEREAS, Executive's extraordinary efforts on behalf of the Company contributed significantly to the Company's profit-ability.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Death Benefit. In consideration of Executive's prior and continuing services to the Company, the Company agrees to pay to the Designated Beneficiary of Executive, as a matter of separate agreement, a single deferred compensation and death benefit (the "Death Benefit") payment equal to one hundred forty percent (140%) of Executive's Final Base Salary paid or accrued by the Company to Executive during the last twelve (12)
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consecutive completed months of employment by Executive with the Company.

         For purposes of this Agreement, Final Base Salary shall mean the base compensation paid by the Company to Executive, exclusive of commissions, sick pay, accrued but unused vacation pay, expense allowances, bonuses, non-cash payments and any sums allocated or allocable to Executive under any retirement plan or plan of deferred compensation to which either the Company or Executive contribute; provided, however, that Final Base Salary shall include all compensation which would have been included in determining such Final Base Salary if Executive had not entered into an agreement to reduce such compensation as a condition of participation in any qualified or non-qualified deferred compensation, or retirement plan, sponsored by the Company.

         2. Payment of Death Benefit. The Death Benefit to be paid by the Company pursuant to this Agreement shall be payable only upon the occurrence of the following Payment Event: death of Executive at any time following either (a) Executive's Retirement from employment with the Company or (b) termination of Executive's employment following a Change of Control (other than a termination by the Company for Cause).

         For purposes of this Agreement, Retirement (and Retired) shall mean voluntary termination of employment with the Company not earlier than the first month in which Executive reaches age 55 and has completed ten (10) years or more of service with the

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Company.

         For purposes of this Agreement, Change of Control shall mean any of the following events:

         (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (A) any acquisition directly from the Company or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

         (ii) the consummation of any merger or other business combination of the Company, sale or lease of the Company's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power,

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directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company's assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

         (iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of the Company or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors of the Company by, or on the recommendation of or with the approval of, at least three-fourths of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or

         (iv) such other event or transaction as the Board of Directors of the Company shall determine constitutes a Change of Control.

         For purposes of this Agreement, Cause means (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at

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the expense of the Company, (ii) repeated violations by the Executive of the
Company's rules which are demonstrably willful and deliberate on the Executive's part and which are not remedied after receipt of notice from the Company or
(iii) the conviction of the Executive of a felony.

         3. Election Regarding Manner of Payment. The Death Benefit payment to be made pursuant to this Agreement shall be paid by the Company according to the schedule set forth below:

            (Select one form of payment.)

            [ ]   Lump Sum

            [ ]   Two Years

            [ ]   ______ consecutive annual payments not to exceed
                  20 years

The selection of the foregoing payment schedule is irrevocable when made and accepted by the Retirement Committee and is not subject to amendment of modification in any manner whatsoever. Payment of the Death Benefit shall begin on such day, as determined by the Retirement Committee in its sole and absolute discretion, within ninety (90) days of a Payment Event and subsequent payments, if any, shall be made on the anniversary date of the first payment. From and after the date on which the Death Benefit payments begin, interest shall be paid at the time of each subsequent Death Benefit, if any, at an interest rate which shall be determined by the Retirement Committee in its sole

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and absolute discretion, and the Retirement Committee shall be empowered to change such interest rate from time to time in its sole and absolute discretion. The Company shall deduct from any Death Benefit payment any amount lawfuly required to be withheld for federal and state income taxes or any applicable taxes or other amounts required to be withheld or deducted therefrom.

         4. Designated Beneficiary. All payments to be made pursuant to this Agreement shall be made to the Designated Beneficiary of the Executive. Executive shall designate a beneficiary or beneficiaries, or during an Executive's lifetime change such designation, by filing a written notice of such designation with the Company, in such form and subject to such rules and regulations as the Retirement Committee (described in paragraph 7 hereof) may prescribe. If Executive's right to a payment pursuant to this Agreement constitutes community property, then any beneficiary designation made by Executive other than a designation of such Executive's spouse, shall not be effective if any such beneficiary or beneficiaries are to receive more than fifty percent (50%) of the aggregate benefits payable hereunder unless such spouse shall approve such designation in writing. If no designation shall be in effect at the time when the benefit payable hereunder shall become due, the Designated Beneficiary shall be the legal representatives of the Executive's estate. In the event a benefit is payable to a minor or person declared incompetent or to a person incapable of handling the

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disposition of his property, the Retirement Committee may determine to pay such benefit to the guardian, legal representative or person having care of custody of such minor, incompetent or person. The Retirement Committee may require proof of incompetency, minority or guardianship as they may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Retirement Committee and the Company from all liability with respect to such benefit.

         5. Transferability. The rights conferred upon Executive by this Agreement shall not be transferable or assignable by or to Executive during Executive's lifetime or by Executive's Designated Beneficiary.

         6. No Right to Continuance of Employment. This Agreement shall not confer on Executive any right with respect to continuance of employment with the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Furthermore, this Agreement shall not in any way interfere with the right of the Company to select among, adopt or change any business investment or compensation policies of plans at any time or from time to time in its sole discretion.

         7. Administration. This Agreement shall be administered by the Retirement Committee of the Company, or such other persons as the Board of Directors of the Company may from time to time designate. This Agreement is issued pursuant to the Program, and

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in the unlikely event of any dispute between the Company and Executive over the interpretation of this Agreement or the Program, the matter shall be decided by the Board of Directors of the Company or the Retirement Committee. All such decisions shall be final and binding on all parties, including Executive. For purposes of this Agreement, the Retirement Committee means the SUPERVALU INC. Retirement Committee constituted by the Chief Executive Officer for the purpose of performing certain administrative functions with respect to certain employee benefit plans of the Company, including the Program.

         8. Company's Obligation. The Company is under a contractual obligation to make payments pursuant to this Agreement. Such payments shall not be financed from a trust fund and shall be paid solely out of the general funds of the Company. Executive shall not have any interest whatsoever in any specific asset of the Company as a result of the execution of this Agreement, and Executive's rights to payments hereunder shall be no greater than the right of any other unsecured general creditor of the Company. Notwithstanding the foregoing, payments may be financed by or through the SUPERVALU INC. Agreement and Plans Trust, approved April 13, 1988, as it may be amended from time-to-time.

         9. Amendment and Termination. The Company expects the Program to be permanent but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must

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necessarily and does hereby reserve the right to amend, modify, or terminate the
Program and this Agreement, uniformly as to all participants, at any time and in any manner whatsoever by action of the Board of Directors of the Company, or the Retirement Committee with the written concurrence of the Chief Executive Officer provided, however, that notwithstanding the foregoing, any such amendment, modification or termination of the Program shall not affect any rights of Executive, his heir or designated beneficiaries if (a) Executive has already Retired (as defined in Section 2 hereof) or (b) a Change of Control (as defined in Section 2 hereof) has occurred.

         10. Complete Agreement. This Agreement supersedes any and all prior other agreements and understandings among the parties hereto with respect to the matters provided for herein.

         11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed upon the date and year first above written.

                                       EXECUTIVE


                                       -----------------------------------

                                       SUPERVALU INC.

                                       By:
                                          --------------------------------

                                       Its:
                                           -------------------------------

Amended: 04/13/88
Amended: 10/12/98

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